CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION
OF
SCOOP ACQUISITION COMPANY, LLC

The undersigned, desiring to amend the Certificate of Formation of SCOOP Acquisition Company, LLC (the "***Company***"), pursuant to the provisions of the Delaware Limited Liability Company Act, does hereby certify as follows:

1. The name of the Company is SCOOP Acquisition Company, LLC.

2. The Certificate of Formation of the Company was originally filed on December 13, 2016 and assigned file number 6248103.

3. Section FIRST of the Certificate of Formation of the Company shall be amended as follows to change the name of the Company:

"The name of the limited liability company formed hereby is Gulfport MidCon, LLC."

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment to the Certificate of Formation of the Company on this 29 th day of March, 2017.

By: Keri Crowell
Name: Keri Crowell
Title: Authorized Person

013136.0064 WEST 208555413 v2

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:37 AM 03/29/2017
FILED 11:37 AM 03/29/2017
SR 20172100051 - File Number 6248103